UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2015, Cryoport Systems, Inc. (“Lessee”), a wholly owned subsidiary of Cryoport, Inc. (the “Registrant”), entered into a lease agreement dated for convenience purposes only October 2, 2015 (the “Lease”) of approximately 27,646 square feet at a facility located at 17305 Daimler Street, Irvine, California (the “Facility”) with Daimler Opportunity, LLC (“Lessor”). The Registrant entered into a Guaranty with Lessor (the “Guaranty”) pursuant to which it guarantied the Lessee’s obligations under the Lease. The Facility will become the Registrant’s headquarters and primary operating facility.

The lease commences on the later of November 1, 2015 or substantial completion of the improvements thereon and expires seven years after such date, subject to the Lessee’s option to extend the lease for two additional five year periods. Lessee also has a right of first offer to lease with respect to certain space adjacent to the Facility. Base rent payments due under the Lease for the Facility are expected to be approximately $2 million in the aggregate over the initial seven year term of the Lease. The Lessee is also responsible for certain other costs under the Lease, such as certain operating expenses, taxes, assessments, insurance, and utilities.

The foregoing summary of the terms and conditions of the Lease and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the aforementioned documents, which are filed as exhibits hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

10.1	Standard Industrial/Commercial Multi-Tenant Lease – Net dated for reference purposes only October 2, 2015 between Registrant and Daimler Opportunity, LLC.
10.2	Guaranty between Registrant and Daimler Opportunity, LLC dated as of October 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: October 27, 2015	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Standard Industrial/Commercial Multi-Tenant Lease – Net dated for reference purposes only October 2, 2015 between Registrant and Daimler Opportunity, LLC.
10.2	Guaranty dated as of October 2, 2015 between Registrant and Daimler Opportunity, LLC.